Exhibit A:  Attachment to Item 77E
Legal Proceedings

PBHG Funds prospectuses describe multiple lawsuits which have been filed against PBHG Funds, Liberty
Ridge Capital and certain related parties. Certain class action and shareholder derivative suits have been centralized in a Federal MultiDistrict
Litigation proceeding titled In Re Mutual Funds
Investment Litigation the MDL Litigation in the U.S.
District Court for the District of Maryland the MDL
Court. In addition, the Attorney General of the State of West Virginia WVAG has filed civil proceedings and cease and desist proceedings against Liberty Ridge Capital, as well as numerous unrelated mutual fund complexes and financial institutions the WVAG Litigation. It is possible that similar actions based on the same facts and circumstances may be filed in the future by other state agencies such actions, together with the MDL Litigation and the WVAG Litigation, are referred to as the Litigation. At this stage of the Litigation, Liberty
Ridge Capital believes that it is too early to assess the likely outcome of the Litigation, or success of any defenses each of the defendants may have to the claims. Any potential resolution of the Litigation may include, but not be limited to, judgments or settlements for damages against Liberty
Ridge Capital, PBHG Funds or any named defendant.
In the event PBHG Funds incurs any losses, costs or expenses in connection with such lawsuits, the PBHG
Funds Board of Trustees may pursue claims on behalf of the affected portfolios against any party that may have liability to the PBHG Funds.

While it is currently too early to predict the result of the Litigation, Liberty Ridge Capital does not believe that the outcome of the Litigation will materially affect its ability to carry out its duty as investment adviser to the PBHG Funds. However, Liberty Ridge Capital is currently unable to gauge the level of shareholder redemptions that may result from the news of these pending lawsuits. Redemptions may require the Funds to sell investments to provide for sufficient liquidity, which could adversely impact the investment performance of the funds. In addition, If Liberty Ridge Capital is unsuccessful in its defense of the WVAG Litigation, it could be barred from serving as an investment adviser for any investment company registered under the Investment
Company Act of 1940, as amended a registered investment company. Such results could affect the ability of Liberty Ridge Capital or any company that is an affiliated person of Liberty Ridge Capital, including each subadviser of PBHG Funds except
Wellington Management Company, LLP, from serving as an investment adviser to any registered investment company. If these results occur, Liberty Ridge
Capital will seek exemptive relief from the SEC to permit Liberty Ridge Capital to continue to serve as investment adviser. There is no assurance that such exemptive relief will be granted.

The designated lead plaintiffs in the MDL Litigation filed consolidated amended complaints for the class actions and the derivative actions with the MDL
Court on September 29, 2004. The consolidated amended complaint for the class action suits names as defendants: PBHG Funds; Old Mutual plc and certain of its subsidiaries, including Liberty Ridge
Capital, Old Mutual Fund Services formerly known as
PBHG Fund Services, Old Mutual Shareholder Services,
Inc. formerly known as PBHG Shareholder Services,
Inc. and Old Mutual Investment Partners formerly known as and also currently doing business as PBHG
Fund Distributors; SEI Investments Distribution
Company; Gary L. Pilgrim; Harold J. Baxter; certain alleged market timers; certain brokerdealers, clearing brokers and financial institutions; and certain John Doe defendants. The consolidated amended class action complaint alleges violations of:
Sections 11, 12 and 15 of the Securities Act of 1933, as amended; Sections 10 and
20 and Rule 10b5 under the Securities Exchange Act of 1934, as amended; Sections 34, 36 and 48 of the Investment Company Act of 1940, as amended the 1940
Act; and common law breach of fiduciary duty, fraud, aiding and abetting breach of fiduciary duty and unjust enrichment. The complaint requests compensatory damages including interest, punitive damages, disgorgement and restitution, as well as costs and expenses of litigation, including reasonable attorneys fees and expert fees. The consolidated amended complaint for the derivative action suits names as defendants: PBHG Funds as nominal defendant; the Trustees of PBHG Funds;
Liberty Ridge Capital, Old Mutual Investment
Partners, Old Mutual Fund Services and certain other subsidiaries of Old Mutual plc; Gary L. Pilgrim;
Harold J. Baxter; and certain other alleged market timers, brokerdealers and other financial institutions. The consolidated amended derivative complaint alleges violations of: Sections 36, 47 and 48 of the 1940 Act; Sections 206 and 215 of the
Investment Advisers Act of 1940, as amended; and common law breach of fiduciary duty, aiding and abetting breach of fiduciary duty, breach of contract, interference with contract, unjust enrichment and civil conspiracy. The complaint requests the removal and replacement of the Trustees;
removing PBHG Funds adviser and distributor;
rescinding PBHG Funds management and other contracts with PBHG Funds adviser, distributor and other defendants; rescinding PBHG Funds 12b1 plans;
disgorgement of management fees and other compensation paid to PBHG Funds adviser and its affiliates; monetary damages, including punitive damages, together with interest; and fees and expenses of litigation, including reasonable attorneys and experts fees.
While the cases that comprise the MDL Litigation have been transferred to one district and consolidated and coordinated into one proceeding, the individual cases have been consolidated and coordinated only for pretrial purposes. The transferee court, and the parties, have not yet addressed the issues of whether, following pretrial proceedings, the individual cases will then be remanded back to the transferor court for trial. As a result, the following lawsuits are still considered to be pending:
STEPHEN CAREY, INDIVIDUALLY AND ON BEHALF OF ALL
OTHERS SIMILARLY SITUATED, V. Pilgrim Baxter &
Associates, Ltd., PBHG Fund Distributors, PBHG Funds,
Harold J. Baxter, Gary L. Pilgrim, PBHG Growth Fund,
PBHG Large Cap Growth Fund, PBHG Select Growth Fund,
PBHG Focused Value Fund, PBHG Large Cap Value Fund,
PBHG MidCap Value Fund, PBHG Select Equity Fund,
PBHG Small Cap Value Fund, PBHG Large Cap 20 Fund,
PBHG Strategic Small Company Fund, PBHG Disciplined
Equity Fund, PBHG Large Cap Fund, PBHG MidCap Fund,
PBHG Small Cap Fund, PBHG Clipper Focus Fund, PBHG
Small Cap
Value Fund, TS&W Small Cap Value Fund, LLC, PBHG
REIT Fund, PBHG Technology & Communications Fund,
PBHG IRA Capital Preservation Fund, PBHG
Intermediate Fixed Income Fund, PBHG Cash Reserves
Fund, AND Does 1100, in the United States District
Court, Eastern District of Pennsylvania Civil Action
Number 03CV6255, filed November 14, 2003. This claim alleges violations of: Sections 11 and 15 of the Securities
Act of 1933, as amended the Securities Act; Sections
10b and 20a of the Securities Exchange Act of 1934, as amended the Exchange Act; Rule 10b5 under the Exchange Act; Sections 36a and b of the Investment
Company Act of 1940, as amended the Investment
Company Act; and breach of fiduciary duty. The plaintiffs in this case are seeking: compensatory damages and interest; attorneys and experts fees and other costs; and equitable/injunctive relief.
AARON BRODY, INDIVIDUALLY AND ON BEHALF OF ALL
OTHERS SIMILARLY SITUATED, V. Pilgrim Baxter &
Associates, Ltd., PBHG Fund Distributors, PBHG Funds,
Harold J. Baxter, Gary L. Pilgrim, PBHG Growth Fund,
PBHG Emerging Growth, PBHG Large Cap Growth Fund,
PBHG Select Growth Fund, PBHG Focused Value, PBHG
Large Cap Value Fund, PBHG MidCap Value, PBHG Select
Equity Fund, PBHG Small Cap Value, PBHG Large Cap 20
Fund, PBHG Strategic Small Company Fund, PBHG
Disciplined Equity Fund, PBHG Large Cap Fund, PBHG
MidCap Fund, PBHG Small Cap Fund, PBHG Clipper Focus,
PBHG Small Cap Value, TS&W Small Cap Value Fund,
PBHG REIT Fund, PBHG Technology & Communications
Fund, PBHG IRA Capital Preservation Fund, PBHG
Intermediate Fixed Income Fund, PBHG Cash Reserves
Fund, AND JOHN Does 1100, in the United States
District Court, Southern District of New York Civil
Action Number 1:03CV9216, filed on November 24, 2003.
This claim alleges violations of: Sections 11 and 15 of the Securities Act; Sections 10b and 20a of the Exchange Act; Rule 10b5 under the Exchange Act; and
Sections 36a and b of the Investment Company Act.
The plaintiffs in this case are seeking compensatory damages and interest; attorneys and experts fees and other costs; and equitable/injunctive relief.
LILIA BINDER, WILLIAM HARRY EDMONSON, HENRY MORROW,
DELIE ORLANDO, AND L.D. JOHNSON, INDIVIDUALLY AND ON
BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. PBHG
Growth Fund, PBHG Emerging Growth Fund; PBHG Large
Cap Growth Fund, PBHG Select Growth Fund, PBHG
Focused Fund, PBHG Large Cap Fund, PBHG Large Cap 20
Fund, PBHG Strategic Small Company Fund, PBHG
Disciplined Equity Fund, PBHG MidCap Fund, PBHG
Small Cap Fund, PBHG Clipper Focus Fund, PBHG Small
Cap Value Fund, PBHG REIT Fund, PBHG Technology &
Communications Fund, PBHG IRA Capital Preservation
Fund, PBHG Intermediate Fixed Income Fund, PBHG Cash
Reserves Fund collectively, the PBHG mutual Funds;
PBHG Funds; Old Mutual Asset Management; Pilgrim
Baxter & Associates, Ltd.; Harold J. Baxter; Gary L.
Pilgrim; Appalachian Trails, L.P.; Michael
Christiani; Wall Street Discount Corporation; Alan
Lederfeind; and John Does 1100, in the United States
District Court, Eastern District of Pennsylvania
Civil Action Number 03CV6411, filed on November 24,
2003. This claim alleges violations of: Sections 11 and 15 of the Securities Act; Sections 10b and 20a of the Exchange Act; Rule 10b5 under the Exchange
Act; and Section 206 of the Investment Advisers act of 1940, as amended the Advisers Act. The plaintiffs in this case are seeking compensatory damages and interest; rescissory damages, rescission and recovery of fees paid; and attorneys and experts fees and other costs.
ROBERT K. BEITER, INDIVIDUALLY AND ON BEHALF OF ALL
OTHERS SIMILARLY SITUATED, V. Pilgrim Baxter &
Associates, Ltd., PBHG Fund Distributors, PBHG Funds,
Harold J. Baxter, Gary L. Pilgrim, John Does 1100, in the United States District Court, Eastern
District of Pennsylvania Civil Action Number
03CV6436, filed on November 25, 2003. This claim alleges 169 violations of: Sections 11 and 15 of the Securities Act. The plaintiffs in this case are seeking: compensatory damages and interest;
attorneys and experts fees and other costs; and equitable/injunctive relief.
STANLEY D. BERNSTEIN PROFIT SHARING KEOUGH FOR THE
BENEFIT OF STANLEY BERNSTEIN, INDIVIDUALLY AND ON
BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. Pilgrim
Baxter & Associates, Ltd., PBHG Fund Distributors,
PBHG Funds, Harold J. Baxter, Gary L. Pilgrim, PBHG
Growth Fund, PBHG Emerging Growth Fund, PBHG Large
Cap Growth Fund, PBHG Select Growth Fund, PBHG
Focused Value Fund, PBHG Large Cap Value Fund, PBHG
MidCap Value Fund, PBHG Select Equity Fund, PBHG
Small Cap Value Fund, PBHG Large Cap 20 Fund, PBHG
Strategic Small Company Fund PBHG Disciplined Equity
Fund, PBHG Large Cap Fund, PBHG MidCap Fund, PBHG
Small Cap Fund, PBHG Clipper Focus Fund, PBHG Small
Cap Value Fund, TS&W Small Cap Value Fund, LLC, PBHG
REIT Fund, PBHG Technology & Communications Fund,
PBHG IRA Capital Preservation Fund, PBHG
Intermediate Fixed Income Fund, PBHG Cash Reserves
Fund, and John Does 1100, in the United States
District Court, Eastern District of Pennsylvania
Civil Action Number 03CV6441, filed on November 25,
2003. This claim alleges violations of: Section 34 of the Investment Company Act; and breach of fiduciary duty. The plaintiffs in this case are seeking: equitable/injunctive relief; an accounting for damages and profits; and attorneys and experts fees and other costs.
CHUCK HALL AND CHARLES BOLTON, DERIVATIVELY ON
BEHALF OF PILGRIM BAXTER FUNDS V. Pilgrim Baxter &
Associates, Gary L. Pilgrim, Harold J. Baxter,
Appalachian Trails, Wall Street Discount Corporation,
Alan
Lederfeind, AND Pilgrim Baxter Funds, in the United
States District Court, Eastern
District of Pennsylvania Civil Action Number
03CV6522, filed on November 28, 2003. This claim alleges violations of: Section 36 of the Investment
Company Act; and breach of fiduciary duty. The plaintiffs in this case are seeking: to remove and replace the current Trustees of the PBHG Funds;
compensatory damages and interest; and attorneys and experts fees and other costs.
ANATOLY S. WEISER, INDIVIDUALLY AND ON BEHALF OF ALL
OTHERS SIMILARLY SITUATED, V. PBHG Growth Fund, PBHG
Emerging Growth Fund, PBHG Large Cap Growth Fund,
PBHG Select Growth Fund, PBHG Focused Fund, PBHG
Large Cap Fund, PBHG Large Cap 20 Fund, PBHG
Strategic Small Company Fund , PBHG Disciplined
Equity Fund, PBHG MidCap Fund, PBHG Small Cap Fund,
PBHG Clipper Focus Fund, PBHG Small Cap Value Fund,
PBHG REIT Fund, PBHG Technology & Communications
Fund, PBHG IRA Capital Preservation Fund, PBHG
Intermediate Fixed Income Fund, PBHG Cash Reserves
Fund collectively, the PBHG Mutual Funds, PBHG Funds,
Old Mutual Asset Management, Pilgrim Baxter &
Associates, Ltd., Harold J. Baxter, Gary L. Pilgrim,
Appalachian Trails, LP, Michael Christiani, Wall
Street Discount Corporation, Alan Lederfeind, John
Does 1100, in the United States District Court,
Eastern District of Pennsylvania Civil Action Number
03CV6509, filed on December 1, 2003. This claim alleges violations of: Sections 11 and 15 of the Securities Act; Sections 10b and 20a of the Exchange
Act; Rule 10b5 under the Exchange Act; and Section
206 of the Advisers Act. The plaintiffs in this case are seeking compensatory damages and interest;
rescissory damages, rescission and recovery of fees paid; and attorneys and experts fees and other costs.
KORSHED F. JUNGALAWALA V. PILGRIM BAXTER &
Associates, Ltd., Gary L. Pilgrim, Harold J. Baxter, in the United States District Court, Eastern
District of Pennsylvania Civil Action Number
03CV6544, filed on December 4, 2003. Pilgrim Baxter has not yet obtained a copy of the complaint in this case, but believes that the plaintiffs claims and relief sought will be similar in nature to those of the other lawsuits identified in this Exhibit C.
MICHAEL PEROFF, INDIVIDUALLY AND ON BEHALF OF ALL
OTHERS SIMILARLY SITUATED, V. Pilgrim Baxter &
Associates, Ltd., PBHG Fund
Distributors, PBHG Funds, Harold J. Baxter, Gary L.
Pilgrim, PBHG Growth Fund, PBHG Emerging Growth Fund,
PBHG Large Cap Growth Fund, PBHG Select Growth
Fund, PBHG Focused Value Fund, PBHG Large Cap Value
Fund, PBHG MidCap Value Fund, PBHG Select Equity
Fund, PBHG Small Cap Value Fund, PBHG Large Cap 20
Fund, PBHG Strategic Small Company Fund, PBHG
Disciplined Equity Fund, PBHG Large Cap Fund, PBHG
MidCap Fund, PBHG Small Cap Fund, PBHG Clipper Focus
Fund, TS&W Small Cap Value Fund, LLC, PBHG REIT Fund,
PBHG Technology & Communications Fund, PBHG IRA
Capital Preservation Fund, PBHG Intermediate Fixed
Income Fund, PBHG Cash Reserves Fund, John Does 1100, in the United States District
Court, Eastern District of Pennsylvania Civil Action
Number 03CV6570, filed on December 5, 2003. This claim alleges violations of: Section 34 of the Investment Company Act; and breach of fiduciary duty.
The plaintiffs in this case are seeking
equitable/injunctive relief; an accounting of profits; and attorneys and experts fees and other costs.
RACHELLE KNOPF, INDIVIDUALLY AND ON BEHALF OF ALL
OTHERS SIMILARLY SITUATED, V. Pilgrim Baxter &
Associates, Ltd., PBHG Fund
Distributors, PBHG Funds, Harold J. Baxter, Gary
Pilgrim, PBHG Growth Fund, PBHG Emerging Growth Fund,
PBHG Large Cap Growth Fund, PBHG Select Growth Fund,
PBHG Focused Value Fund, PBHG Large Cap Value Fund,
PBHG MidCap Value Fund, PBHG Select Equity Fund,
PBHG Small Cap Value Fund, PBHG Large Cap 20 Fund,
PBHG Strategic Small Company Fund, PBHG Disciplined
Equity Fund, PBHG Large Cap Fund, PBHG MidCap Fund,
PBHG Small Cap Fund, PBHG Clipper Focus Fund, TS&W
Small Cap Value Fund, LLC, PBHG REIT Fund, PBHG
Technology & Communications Fund, PBHG IRA Capital
Preservation Fund, PBHG Intermediate Fixed Income
Fund, PBHG Cash Reserves Fund, John Does 1100, in the United States District
Court, Southern District of New York Civil Action
Number 1:03CV9655, filed on December 5, 2003.
Pilgrim Baxter has not yet obtained a copy of the complaint in this case, but believes that the plaintiffs claims and relief sought will be similar in nature to those of the other lawsuits identified in this Exhibit C.
MIKE ATASSI INDIVIDUALLY ON BEHALF OF ALL OTHERS
SIMILARLY SITUATED V. Pilgrim Baxter & Associates,
Ltd., PBHG Fund Distributors, PBHG Funds, Harold J.
Baxter, Gary L. Pilgrim, PBHG Growth Fund, PBHG
Emerging Growth Fund, PBHG Large Cap Growth Fund,
PBHG Select Growth Fund, PBHG Focused Value Fund,
PBHG Large Cap Value Fund, PBHG MidCap Value Fund,
PBHG Select Equity Fund, PBHG Large Cap 20 Fund,
PBHG Strategic Small Company Fund, PBHG Disciplined
Equity Fund, PBHG Large Cap FUND, PBHG MidCap Fund,
PBHG Small Cap Fund, PBHG Clipper Focus Fund, PBHG
Small Cap Value Fund, TS&W Small Cap Value Fund, LLC,
PBHG REIT Fund, PBHG Technology & Communications
Fund, PBHG IRA Capital Preservation Fund, PBHG
Intermediate Fixed Income Fund, PBHG Cash Reserves
Fund, John Does 1100, in the United States District
Court, Southern District of New York Civil Action
Number 1:03CV9790, filed on December 10, 2003. This claim alleges violations of: Sections 11 and 15 of the Securities Act; Sections 10b and 20a of the
Exchange Act; Rule 10b5 under the Exchange Act; and
Sections a and 36b of the Investment Company Act.
The plaintiffs in this case are seeking damages and interest; equitable/injunctive relief; and attorneys and experts fees and other costs.
BENJAMIN SCHONBRUN, INDIVIDUALLY AND ON BEHALF OF
ALL OTHERS SIMILARLY SITUATED,V. PBHG Growth Fund,
PBHG Emerging Growth Fund, PBHG Large Cap Growth
Fund, PBHG Select Growth Fund, PBHG Focused Fund,
PBHG Large Cap Fund, PBHG Large Cap 20 Fund, PBHG
Strategic Small Company Fund, PBHG Disciplined
Equity Fund, PBHG MidCap Fund, PBHG Small Cap Fund,
PBHG Clipper Focus Fund, PBHG Small Cap Value Fund,
PBHG REIT Fund, PBHG Technology & Communications
Fund, PBHG IRA Capital Preservation Fund, PBHG
Intermediate Fixed Income Fund, PBHG Cash Reserves
Fund Collectively, the PBHG Mutual Funds, PBHG Funds,
Old Mutual Asset Management, Pilgrim Baxter &
Associate, Ltd., Harold J. Baxter, Gary L. Pilgrim,
Appalachian Trails, LP, Michael Christiani, Wall
Street Discount Corporation, Alan Lederfeind, John
Does 1100, in the United States District Court,
Eastern District of Pennsylvania Civil Action Number
03CV6710, filed on December 12, 2003. This claim alleges violations of: Sections 11 and 15 of the Securities Act; Sections 10b and 20a of the Exchange
Act; Rule 10b5 under the Exchange Act; and Section
206 of the Advisers Act. The plaintiffs in this case are seeking compensatory damages and interest;
rescissory damages, rescission and recovery of fees paid; and attorneys and experts fees and other costs.
ROBERT J. GORDON, ON BEHALF OF HIMSELF AND ALL
OTHERS SIMILARLY SITUATED, V. PBHG FUNDS SERVICES,
PILGRIM BAXTER & ASSOCIATES, LTD., GARY L. PILGRIM,
HAROLD J. BAXTER AND DOES 1 THROUGH 29, in the Court of Common Pleas, Philadelphia County, Commonwealth of Pennsylvania Case Identification No. 040102720, filed on January 22, 2004. This claim alleges violations of breach of fiduciary duty, breach of contract, tortuous interference with contract and unjust enrichment. The plaintiffs in this case are seeking damages, including punitive damages, interest, equitable/injunctive relief, and reasonable attorneys and experts fees.
With respect to the WVAG Litigation, the WVAG complaint, filed on April 12, 2005 in the Circuit
Court of Marshall County, West Virginia, alleges that Liberty Ridge Capital permitted shortterm trading in excess of PBHG Funds disclosed limitation of four exchanges per year and also provided confidential portfolio information to customers of a brokerdealer who used the information to market time
PBHG Funds.  The WVAG
alleges the foregoing violated the West Virginia
Consumer Credit and Protection Act W. Va. Code
46A1101, et seq. and is seeking injunctions; civil monetary penalties; a writ of quo warranto against the defendants for their alleged improper actions;
prejudgment and postjudgment interest; costs and expenses, including counsel fees; and other relief.